Exhibit 99.1

Glenpointe Centre West
500 Frank W. Burr Blvd.
Teaneck, NJ 07666

FOR IMMEDIATE RELEASE

COGNIZANT ANNOUNCES THIRD QUARTER 2016 RESULTS

Third quarter revenue up 2.5% sequentially and 8.4% year over year

TEANECK, N.J., November 7, 2016-Cognizant Technology Solutions Corporation (NASDAQ: CTSH), a leading provider of information technology, consulting, and business process services, today announced its third quarter 2016 financial results.

Highlights-Third Quarter 2016

•	Third quarter revenue of $3.45 billion was up 8.4% from the year-ago period and up 2.5% sequentially.

•	GAAP diluted EPS was $0.73 vs. $0.65 in the year-ago period.

•	Non-GAAP diluted EPS[1] was $0.86 vs. $0.76 in the year-ago period.

•	Net headcount addition for the quarter was approximately 11,500.

Revenue for the third quarter of 2016 was $3.45 billion, up 8.4% from $3.19 billion in the third quarter of 2015. GAAP net income was $444.4 million, or $0.73 per diluted share, compared to $397.2 million, or $0.65 per diluted share, in the third quarter of 2015. Non-GAAP diluted EPS1 was $0.86 compared to $0.76 in the third quarter of 2015. GAAP operating margin for the quarter was 16.9%. Non-GAAP operating margin1 for the quarter was 19.3%, within the Company’s target range of 19-20%.

“We see ongoing client demand for our services across industries and geographies,” said Francisco D’Souza, Chief Executive Officer.  “As the physical and digital worlds converge, we have made it easier for clients to work with us by aligning our organizational structure and capabilities around the broader focus of assisting clients drive digital transformations. Our new President, Raj Mehta, who has been a key member of our senior leadership team for two decades, and the broader team of executives are leading our strategic initiatives. They have a proven track record of innovation, execution and an unwavering focus on client service and satisfaction.”

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1Non-GAAP financial measures exclude stock-based compensation costs and acquisition-related charges and, in the case of non-GAAP diluted EPS, net non-operating foreign currency exchange gains or losses and the incremental income tax expense related to the one-time remittance of cash from India to the U.S. during Q2, 2016. Reconciliations of non-GAAP financial measures to GAAP operating results and diluted EPS are included at the end of this release.

2016 Outlook-Fourth Quarter and Full Year

The Company is providing the following guidance:

▪	Fourth quarter 2016 revenue expected to be in the range of $3.45 billion to $3.51 billion.

▪	Fourth quarter 2016 non-GAAP diluted EPS expected to be in the range of $0.85 to $0.88.

▪	Fiscal 2016 revenue expected to be in the range of $13.47 billion to $13.53 billion.

▪	Fiscal 2016 non-GAAP diluted EPS[2] is expected to be in the range of $3.38 to $3.41.

“Third quarter revenue was within, and non-GAAP EPS was slightly above, our guided range, indicating that we continue to execute well on our stated strategy,” said Karen McLoughlin, Chief Financial Officer. “Our solid performance was also reflected in another strong quarter of cash flow generation as cash and investments, net of debt increased by $390 million.”
Conference Call
Cognizant will host a conference call on November 7, 2016 at 8:00 a.m. (Eastern) to discuss the Company’s third quarter 2016 results. To listen to the conference call, please dial (877) 810-9510 (domestic) and (201) 493-6778 (international) and provide conference passcode: Cognizant Call.

The conference call will also be webcast via the Cognizant website at http://investors.cognizant.com/. Please access the website at least 15 minutes prior to the call to register and download/install any necessary audio software.

A replay of the conference call will be available by dialing (877) 660-6853 (domestic) or (201) 612-7415 (international) and entering 13648517 from two hours after the end of the call until 11:59 p.m. (Eastern) on Monday, November 21, 2016. The replay will also be available at Cognizant’s website http://investors.cognizant.com/ for 60 days following the call.

About Cognizant
Cognizant (NASDAQ: CTSH) is a leading provider of information technology, consulting, and business process services, dedicated to helping the world’s leading companies build stronger businesses. Headquartered in Teaneck, New Jersey (U.S.), Cognizant combines a passion for client satisfaction, technology innovation, deep industry and business process expertise, and a global, collaborative workforce that embodies the future of work. With over 100 development and delivery centers worldwide and approximately 255,800 employees as of September 30, 2016, Cognizant is a member of the NASDAQ-100, the S&P 500, the Forbes Global 2000, and the Fortune 500 and is ranked among the top performing and fastest growing companies in the world. Visit us online at www.cognizant.com or follow us on Twitter: Cognizant.

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2A reconciliation of non-GAAP diluted EPS guidance to GAAP diluted EPS guidance on a forward-looking basis cannot be provided without unreasonable efforts due to the high variability and low visibility with respect to net non-operating foreign currency exchange gains or losses which are excluded from the non-GAAP diluted EPS.

Forward-Looking Statements
This press release includes statements which may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, our expectations regarding opportunities in the marketplace and our anticipated financial performance, the accuracy of which are necessarily subject to risks, uncertainties, and assumptions as to future events that may not prove to be accurate. Factors that could cause actual results to differ materially from those expressed or implied include general economic conditions and the factors discussed in our most recent Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. Cognizant undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities law.

About Non-GAAP Financial Measures
To supplement our financial results presented in accordance with GAAP, this press release includes the following measures defined by the Securities and Exchange Commission as non-GAAP financial measures: non-GAAP operating margin and non-GAAP diluted earnings per share (“non-GAAP diluted EPS”). These non-GAAP measures are not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures should be read in conjunction with our financial statements prepared in accordance with GAAP. The reconciliations of Cognizant’s GAAP financial measures to the corresponding non-GAAP measures should be carefully evaluated.

We seek to manage the company to a targeted non-GAAP operating margin, which excludes stock-based compensation costs and acquisition-related charges, of 19% to 20% of revenues. Acquisition-related charges include, when applicable, amortization of purchased intangible assets included in the depreciation and amortization expense line on our condensed consolidated statements of operations, external deal costs, acquisition-related retention bonuses, integration costs, changes in the fair value of contingent consideration liabilities, charges for impairment of acquired intangible assets and other acquisition-related costs. In addition to excluding stock-based compensation costs and acquisition-related charges, our non-GAAP diluted EPS also excludes net non-operating foreign currency exchange gains or losses, inclusive of gains and losses on related foreign exchange forward contracts not designated as hedging instruments for accounting purposes, and, commencing in the second quarter of 2016 and for the remainder of the year, the impact of the incremental income tax expense related to the one-time remittance of cash from India to the U.S. Our non-GAAP diluted EPS is additionally adjusted for the income tax impact of the above items, as applicable. The income tax impact of each item is calculated by applying the statutory rate and local tax regulations in the jurisdiction in which the item was incurred. Management believes providing investors with an operating view consistent with how it manages the company provides enhanced transparency into the operating results of the company. For our internal management reporting and budgeting purposes, we use non-GAAP financial measures for financial and operational decision making, to evaluate period-to-period comparisons, to determine portions of the compensation for our executive officers and for making comparisons of our operating results to those of our competitors. Therefore, it is our belief that the use of non-GAAP financial measures provides a meaningful supplemental measure for investors to evaluate our financial performance. Accordingly, we believe that the presentation of non-GAAP operating margin and non-GAAP diluted EPS, when read in conjunction with our reported GAAP results, can provide useful supplemental information to our management and investors regarding financial and business trends relating to our financial condition and results of operations.

A limitation of using non-GAAP measures versus financial measures calculated in accordance with GAAP is that non-GAAP measures do not reflect all of the amounts associated with our operating results as determined in accordance with GAAP and exclude costs that are recurring, namely stock-based compensation, acquisition-related charges, including amortization of purchased intangibles, and net non-operating foreign currency exchange gains or losses. In addition, other companies may calculate non-GAAP financial measures differently than us, thereby limiting the usefulness of these non-GAAP financial measures as a comparative tool. We compensate for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP operating margin and non-GAAP diluted EPS to allow investors to evaluate such non-GAAP financial measures.

Contact: David Nelson
VP, Investor Relations & Treasurer
201-498-8840
david.nelson@cognizant.com

- tables to follow -

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In millions, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Revenues	$3,453.2	$3,187.0	$10,025.1	$9,183.5
Operating expenses:
Cost of revenues (exclusive of depreciation and amortization expense shown separately below)	2,077.4	1,934.6	6,030.5	5,506.6
Selling, general and administrative expenses (a)	700.5	627.1	2,000.6	1,849.9
Depreciation and amortization expense (a)	91.9	82.5	265.7	238.4
Income from operations	583.4	542.8	1,728.3	1,588.6
Other income (expense), net:
Interest income	27.2	20.7	85.4	56.3
Interest expense	(4.9)	(4.3)	(14.6)	(13.4)
Foreign currency exchange gains (losses), net	6.9	(15.8)	(4.2)	(28.4)
Other, net	0.3	(0.4)	1.7	(0.7)
Total other income (expense), net	29.5	0.2	68.3	13.8
Income before provision for income taxes	612.9	543.0	1,796.6	1,602.4
Provision for income taxes	(168.9)	(145.8)	(659.2)	(402.2)
Income from equity method investment	0.4	—	0.6	—
Net income	$444.4	$397.2	$1,138.0	$1,200.2
Basic earnings per share	$0.73	$0.65	$1.88	$1.97
Diluted earnings per share	$0.73	$0.65	$1.87	$1.96
Weighted average number of common shares outstanding - Basic	606.2	608.8	606.8	609.4
Weighted average number of common shares outstanding - Diluted	608.5	612.7	609.7	613.5

(a) In connection with the Company's ongoing internal investigation disclosed on Form 8-K furnished September 30, 2016, during the three months ended September 30, 2016, we recorded an out-of-period correction related to certain payments that were previously capitalized that should have been expensed. This correction resulted in an increase of selling, general and administrative expenses of $3.1 million, a reduction in depreciation and amortization expense of $0.4 million and a reduction in property and equipment, net of $2.7 million. This prior period correction was not material to any previously issued annual or any interim financial statements and is not expected to be material to the financial results for the year ending December 31, 2016.

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
(Unaudited)
(In millions)

	September 30, 2016	December 31, 2015
Assets
Current assets:
Cash and cash equivalents	$1,550.3	$2,125.2
Short-term investments	3,308.3	2,824.3
Trade accounts receivable, net	2,492.1	2,252.6
Unbilled accounts receivable	423.6	369.0
Other current assets	425.5	337.5
Total current assets	8,199.8	7,908.6
Property and equipment, net	1,323.3	1,271.4
Goodwill	2,482.0	2,404.7
Intangible assets, net	936.9	864.3
Deferred income tax assets, net	385.3	347.8
Equity method investment	60.6	—
Other noncurrent assets	328.8	264.2
Total assets	$13,716.7	$13,061.0
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$171.5	$165.3
Deferred revenue	281.7	323.7
Short-term debt	75.0	406.3
Accrued expenses and other current liabilities	1,772.5	1,818.4
Total current liabilities	2,300.7	2,713.7
Deferred revenue, noncurrent	158.3	49.3
Deferred income tax liabilities, net	3.7	3.3
Long-term debt	821.6	876.8
Other noncurrent liabilities	140.1	139.8
Total liabilities	3,424.4	3,782.9
Total stockholders’ equity	10,292.3	9,278.1
Total liabilities and stockholders’ equity	$13,716.7	$13,061.0

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION
Reconciliations of Non-GAAP Financial Measures
(Unaudited)
(In millions, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
GAAP income from operations	$583.4	$542.8	$1,728.3	$1,588.6
Add: Stock-based compensation expense (a)	49.7	46.4	165.4	141.6
Add: Acquisition-related charges (b)	34.1	28.6	93.5	87.3
Non-GAAP income from operations	$667.2	$617.8	$1,987.2	$1,817.5

GAAP operating margin	16.9%	17.0%	17.2%	17.3%
Effect of above adjustments to income from operations	2.4%	2.4%	2.6%	2.5%
Non-GAAP operating margin	19.3%	19.4%	19.8%	19.8%

GAAP diluted earnings per share	$0.73	$0.65	$1.87	$1.96
Effect of above operating adjustments, net of tax(c)	0.10	0.09	0.31	0.26
Effect of non-operating foreign currency exchange losses, net of tax (d)	(0.01)	0.02	—	0.05
Effect of incremental income tax expense related to the India Cash Remittance (e)	0.04	—	0.35	—
Non-GAAP diluted earnings per share	$0.86	$0.76	$2.53	$2.27

Notes:

(a)
For the three months ended September 30, 2016, the $49.7 million adjustment to exclude stock-based compensation from income from operations includes $13.7 million, which was reported in cost of revenues and $36.0 million, which was reported in selling, general and administrative expenses in our unaudited condensed consolidated statements of operations.

For the three months ended September 30, 2015, the $46.4 million adjustment to exclude stock-based compensation from income from operations includes $10.4 million, which was reported in cost of revenues and $36.0 million, which was reported in selling, general and administrative expenses in our unaudited condensed consolidated statements of operations.
For the nine months ended September 30, 2016, the $165.4 million adjustment to exclude stock-based compensation from income from operations includes $39.2 million, which was reported in cost of revenues and $126.2 million, which was reported in selling, general and administrative expenses in our unaudited condensed consolidated statements of operations.

For the nine months ended September 30, 2015, the $141.6 million adjustment to exclude stock-based compensation from income from operations includes $28.3 million, which was reported in cost of revenues and $113.3 million, which was reported in selling, general and administrative expenses in our unaudited condensed consolidated statements of operations.

(b)
Acquisition-related charges include the following when applicable: amortization of acquired intangible assets, external deal costs, acquisition-related retention payments, changes in the fair value of contingent consideration liabilities, integration costs and other acquisition-related costs.

(c)
For the three months ended September 30, 2016 and 2015, the non-GAAP income tax benefits related to stock-based compensation expense were $10.1 million and $11.2 million, respectively. For the nine months ended September 30, 2016 and 2015, the non-GAAP income tax benefits related to stock-based compensation expense were $36.8 million and $34.3 million, respectively.

For the three months ended September 30, 2016 and 2015, the non-GAAP income tax benefits related to acquisition-related charges were $11.8 million and $10.5 million, respectively. For the nine months ended September 30, 2016 and 2015, the non-GAAP income tax benefits related to acquisition-related charges were $33.7 million and $32.9 million, respectively.

(d)
Non-operating foreign currency exchange gains and losses are inclusive of gains and losses on related foreign exchange forward contracts not designated as hedging instruments for accounting purposes. For the three months ended September 30, 2016, the non-GAAP pre-tax non-operating foreign currency exchange gains were $6.9 million with related incremental non-GAAP income tax benefits of $2.1 million. For the three months ended September 30, 2015, the non-GAAP pre-tax non-operating foreign currency exchange losses were $15.8 million with related incremental non-GAAP income tax expense of $0.7 million. For the nine months ended September 30, 2016 and 2015, the non-GAAP pre-tax non-operating foreign currency exchange losses were $4.2 million and $28.4 million, respectively, with related non-GAAP tax benefits of $3.1 million and $0.1 million, respectively. The effective tax rate related to the reported non-operating foreign currency exchange gains and losses varies depending on the jurisdictions in which such gains and losses are generated and the statutory rates applicable in those jurisdictions.

(e)
In May 2016, our principal operating subsidiary in India repurchased shares from its shareholders, which are non-Indian Cognizant entities, valued at $2.8 billion.  As a result of this transaction, we incurred an incremental income tax expense of $213.7 million in the nine months ended September 30, 2016, of which $23.7 million was incurred in the three months ended September 30, 2016. Approximately $23.8 million of additional income tax expense will be recognized in the quarter ending December 31, 2016.

The above tables serve to reconcile the Non-GAAP financial measures to comparable GAAP measures. Please refer to the “About Non-GAAP Financial Measures” section of our press release for further information on the use of these Non-GAAP measures.

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION
Schedule of Supplemental Information
(Unaudited)
(In millions)

	Three Months Ended September 30, 2016
			% Change
	$	% of total	Sequential	Year over Year
Revenues by Segment:
Financial Services	$1,375.4	39.8%	1.8%	7.1%
Healthcare	992.8	28.8%	3.5%	5.7%
Manufacturing/Retail/Logistics	678.7	19.7%	2.8%	12.0%
Other	406.3	11.8%	1.7%	13.6%
Total Revenues	$3,453.2		2.5%	8.4%

Revenues by Geography:
North America	$2,709.4	78.5%	3.3%	7.9%
United Kingdom	293.0	8.5%	(5.7)%	(2.3)%
Rest of Europe	244.7	7.1%	3.5%	17.0%
Europe - Total	537.7	15.6%	(1.7)%	5.6%
Rest of World	206.1	6.0%	3.8%	23.2%
Total Revenues	$3,453.2		2.5%	8.4%

	Nine Months Ended September 30, 2016
			% Change
	$	% of total	Year over Year
Revenues by Segment:
Financial Services	$4,012.3	40.0%	8.6%
Healthcare	2,865.7	28.6%	5.5%
Manufacturing/Retail/Logistics	1,971.6	19.7%	13.7%
Other	1,175.5	11.7%	13.1%
Total Revenues	$10,025.1		9.2%

Revenues by Geography:
North America	$7,830.8	78.1%	8.4%
United Kingdom	902.5	9.0%	2.3%
Rest of Europe	707.8	7.1%	17.0%
Europe - Total	1,610.3	16.1%	8.3%
Rest of World	584.0	5.8%	24.3%
Total Revenues	$10,025.1		9.2%